CONSENT OF INDEPENDENT AUDITORS

We consent to the use in Post Effective Amendment No. 10 to Registration Statement No. 33-48066 of Prudential Dryden Fund of our report for the The Prudential Institutional Fund-Stock Index Fund, dated November 13, 1996, appearing in the Statement of Additional Information, which is included in such Registration Statement, and to the references to us under the heading "Financial Highlights" appearing in the Prospectus, which is also included in such Registration Statement.



Deloitte & Touche LLP
New York, New York
January 21, 1998